Exhibit 99.1

EVERCORE PARTNERS January 2012

DELTA PETROLEUM CORPORATION

Asset Sale
A Chapter 11 Section 363 Auction Process

Transaction Background

- Delta Petroleum Corporation and certain of its affiliates ("Delta") have filed Chapter 11 cases pending in the United States Bankruptcy Court for the District of Delaware
- Evercore Partners has been retained to help facilitate a full, open and fair bidding process ("Sale Process") to maximize the value of Delta's assets for the benefit of Delta's creditors, stakeholders and bankruptcy estate
- The Sale Process is being conducted in accordance with section 363 of title 11 of the U.S. Bankruptcy Code whereby a successful bidder will acquire the assets of Delta free and clear of all Encumbrances other than Permitted Encumbrances (both terms defined in the "Bid Procedures")
- Delta's assets are primarily focused in the Vega area of Mesa County, Colorado, with current production of ~25 MMcfed and total proved reserves of 750 Bcfe (14% PDP, 70% gas, 82 R/P)

Key Dates for Potential Bidders

- Delta has filed detailed Bid Procedures with the Bankruptcy Court (all public bankruptcy documents are available on www.epiq.com)
- An online data room is now available for interested parties after executing the confidentiality agreement
- A summary of key Sale Process dates are detailed below:

Date	Time (EST)	Description
February 13, 2012	5:00 p.m.	Parties must provide the following: – Confidentiality Agreement – Identification of Potential Bidder – Non-Binding Expression of Interest
March 21, 2012	5:00 p.m.	Due Date for Bid and Deposit
March 23, 2012	5:00 p.m.	Auction Notice Deadline
March 26, 2012	9:00 a.m.	Auction
March 28, 2012	1:30 p.m.	Sale Hearing

January 2012

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30	31				

February 2012

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	**13**	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29			

March 2012

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	**21**	22	**23**	24
25	**26**	27	**28**	29	30	31

Evercore Process Contacts

Tim Carlson
Senior Managing Director
(713) 427-5153
tim.carlson@evercore.com

Shaun Finnie
Senior Managing Director
(713) 427-5151
shaun.finnie@evercore.com

Doug Rogers
Vice President
(713) 427-5138
doug.rogers@evercore.com

Shane Sealy
Vice President
(713) 427-5149
shane.sealy@evercore.com

Jerry Smith
Vice President
(713) 427-5147
jerry.smith@evercore.com

EVERCORE PARTNERS January 2012

Investment Highlights

- Opportunity to acquire control of a nearly 3 Tcfe resource base
- Ability to dramatically increase production and asset value based on leverage to current gas price
- Over 2,000 low-risk drilling locations with substantial, high-quality pad and gathering infrastructure in place
- Demonstrated unbooked potential associated with the Mancos, Niobrara and Frontier formations
- Company Statistics
  - Proved reserves of 750 Bcfe (14% PDP, 70% gas)
  - December 2011 net production of ~25 MMcfed (82 R/P)

Key Asset Details

- Core asset located in the Vega Area of the Piceance Basin in Colorado
  - 22,121 net acres in Mesa County
    - Minimal capital required to hold ~95% of the acreage by production
  - Nearly 100% working interest and ~82% net revenue interest
  - Booked development potential in the Williams Fork formation
  - Non-operated interests in a number of nearby fields, mostly operated by Encana
- Other Assets
  - Non-operated interest with PXP in Point Arguello, offshore California, producing ~200 bopd net
  - Additional acreage in New Mexico, Oregon, Utah and Washington

Vega Overview


DELTA PETROLEUM
Mesaverde Structure Map
MAP KEY
Mesaverde Production
Mesaverde Outcrop
Iles Outcrop
Contours Tl Mesaverde
GRAND VALLEY
PARACHUTE
RULISON
MAMM CREEK
BUZZARD CREEK
SHIRE GULCH
PLATEAU
VEGA

NSAI Reserve Report Summary as of 1/1/2012					
	Gas (MMcf)	Oil (Mbbl)	NGL (Mbbl)	Total (MMcfe)	PV-10 ($MM)
PDP	74,354	642	4,922	107,741	$147.6
PDNP	19,486	137	1,319	28,221	29.7
PUD	434,181	2,807	27,152	613,935	218.6
Total Proved	528,022	3,585	33,394	749,897	$396.0
PROB	1,371,408	8,920	86,217	1,942,229	444.2
POSS	157,202	1,025	9,886	222,669	21.5
Total	2,056,631	13,530	129,497	2,914,796	$861.7

Note: Assumes 5-year Henry Hub and WTI pricing of:
- *Gas: $3.33, $4.03, $4.39, $4.64, $4.83 ($5.28 flat after 2016)*
- *Oil: $98.63, $95.60, $92.65, $90.98, $90.29 ($90.18 flat after 2016)*

Delta reserves the right, following consultation with its advisors to modify the bid procedures in any manner that will best promote the goals of the bidding process.

By receiving this document, the recipient acknowledges that it has relied solely upon its own independent review, investigation and/or inspection of any documents and/or Delta , and that it did not rely upon any written or oral statements, representations, warranties, or guaranties, express, implied, statutory or otherwise, regarding Delta, the financial performance of Delta or the physical condition of Delta, the liabilities, or the completeness of any information provided in connection therewith or the process.

Estimates of unproved resources which may potentially be recoverable through additional drilling or recovery techniques are by their nature more uncertain than estimates of proved reserves and accordingly are subject to substantially greater risk of not actually being realized. None of the reserve estimates set forth above conform to SEC guidelines in that they have been determined using strip pricing and assume a non-existent board-approved five-year development plan with four rigs in operation.